UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 11, 2005
Date of Report (date of earliest event reported)

NOVELIS INC.

(Exact name of Registrant as specified in its charter)

Canada	001-32312

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3399 Peachtree Road NE
Suite 1500
Atlanta, Georgia 30326

(Address of principal executive offices)

(404) 814-4210

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

     On January 7, 2005, Novelis Inc. (“Novelis”) and certain of its subsidiaries entered into a credit agreement with a syndicate of Lenders (as defined in the agreement), Citigroup North America, Inc., as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Co-Syndication Agents, and Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book-Running Managers (the “Credit Agreement”) relating to senior secured credit facilities providing for aggregate loans of up to $1.8 billion. These facilities consist of a $1.3 billion of seven-year senior secured Term Loan B facility, all of which Novelis borrowed upon its separation from Alcan Inc. (“Alcan”), and a $500 million five-year revolving credit facility, none of which has been borrowed as of the date of this current report on Form 8-K. The Term Loan B facility consists of an $825 million U.S. Term Loan B and a $475 million Canadian Term Loan B.

     The revolving credit facility and the Term Loan B facilities have maturities of 5 years and 7 years, respectively. The Term Loan B facility will amortize in quarterly installments in an amount equal to 1% per annum for the first six years and nine months with the balance due at maturity.

     The senior secured credit facilities include customary affirmative and negative covenants, as well as financial covenants relating to Novelis’ maximum total leverage ratio, minimum interest coverage ratio, and minimum fixed charge coverage ratio.

     The senior secured credit facilities (i) are guaranteed by Novelis’ principal wholly-owned subsidiaries organized in the United States, Canada, the United Kingdom, Germany, Ireland, Brazil and Switzerland; and (ii) are secured by certain of Novelis’ assets, including stock of Novelis’ subsidiaries and intercompany notes representing amounts owed to Novelis by its subsidiaries, and the assets of certain of Novelis’ subsidiaries, including stock in other subsidiaries, who have guaranteed the senior secured credit facilities. Novelis’ subsidiaries organized in France, Luxembourg, Belgium, Italy and Mexico have not guaranteed the senior secured credit facilities. Novelis’ non-wholly owned subsidiaries and joint ventures, including Logan Aluminum Inc. (U.S.A.), Aluminium Norf GmbH (Germany), Petrocoque S.A., Consorcio Candonga (Brazil), Novelis Korea Limited, Alcom Nikkei Specialty Coatings SDN Berhad (Malaysia) and Aluminum Company of Malaysia Berhad have not and will not guarantee the senior secured credit facilities.

     The proceeds from the Term Loan B facility were used in connection with Novelis’ separation from Alcan and borrowings under the revolving credit facility will be used for working capital and general corporate purposes.

     A form of the Credit Agreement is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

     (c)   Exhibits

Exhibit No.	Description
10.1
Form of Credit Agreement, dated as of January 7, 2005, among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Limited and Novelis AG, as Borrowers, the Lenders and Issuers Party (as defined in the agreement), Citigroup North America, Inc., as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Co-Syndication Agents, and Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book-Running Managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: January 11, 2005	/s/ David Kennedy
David Kennedy
Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Credit Agreement, dated as of January 7, 2005, among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Limited and Novelis AG, as Borrowers, the Lenders and Issuers Party (as defined in the agreement), Citigroup North America, Inc., as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Co-Syndication Agents, and Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book-Running Managers.